Exhibit 10.10

                               OMNICOM GROUP INC.

                RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1.    Purposes of the Plan.

            The purposes of the Omnicom Group Inc. Restricted Stock Plan for Non-employee Directors (the "Plan") are to encourage equity ownership in Omnicom Group Inc. (the "Company") by Non-employee Directors through the granting of restricted stock, to provide an incentive to such directors to continue to serve the Company and to aid the Company in attracting qualified director candidates in the future.

2.    Definitions.

            For purposes of the Plan, the following terms shall have the meanings set forth below:

      (a) "Award Agreement" shall mean a written agreement entered into between the Company and a Non-employee Director in connection with a Restricted Stock Award under the Plan.

      (b)   "Board" shall mean the Board of Directors of the Company.

      (c) "Board Term" shall mean each Board year beginning on the date of an annual meeting of the Company's shareholders and ending on the date immediately preceding the next annual meeting of the Company's shareholders.

      (d)   "Change of Control" shall mean and include each of the following:
            (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 20% of the Company's outstanding voting securities entitled to vote on a regular basis in the election of the members of the Board or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors; or (iii) the consummation of a merger or consolidation of the Company with any other corporation or entity which has been approved by the shareholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the consummation of a plan of complete dissolution or liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets which has been approved by the shareholders of the Company. Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

      (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (f) "Common Stock" shall mean the common stock, par value $0.50 per share, of the Company.

      (g) "Company" shall mean Omnicom Group Inc., a New York corporation, or any successor corporation.

      (h) "Continuing Director" shall mean, as of any date of determination, any member of the Board who (i) was a member of the Board on the effective date of the Plan or (ii) was nominated for election or elected to the Board with the affirmative vote of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

      (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

      (j) "Non-employee Director" shall mean any member of the Board who is not also an employee of the Company or any Subsidiary.

      (k) "Restricted Stock Award" shall mean an award under Section 5 hereof entitling a Non-employee Director to Shares that are nontransferable and subject to forfeiture until specific conditions established by the Board are satisfied.

      (l)   "Shares" shall mean shares of Common Stock of the Company.

      (m) "Subsidiary" shall mean any corporation or other entity of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

3.    Administration of the Plan.

            The Plan shall be administered by the Board. The Board shall have and exercise all power and authority under the Plan, including, without limitation, the power and authority to administer the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. Any action of the Board in administering the Plan shall be final, conclusive and binding on all persons. No member of the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Restricted Stock Award hereunder.

4.    Shares Subject to Plan.

      4.1   Number of Shares.

            The maximum number of Shares which may be issued pursuant to Restricted Stock Awards under the Plan shall be 25,000 Shares, which number shall be subject to adjustment as provided in Section 6 hereof. Such Shares shall be Shares that shall have been or may be reacquired by the Company and held in treasury.

      4.2   Reuse of Shares.

            If any Shares granted under a Restricted Stock Award do not vest and are forfeited, such Shares shall thereafter be available for Restricted Stock Awards during the term of the Plan.

5.    Restricted Stock Awards.

      5.1   Restricted Stock Awards.

            As of the first business day following the commencement of each Board Term, each Non-employee Director shall receive a Restricted Stock Award of 250 Shares (subject to adjustment as provided in Section 6 hereof).

      5.2   Vesting Requirements.

            The restrictions imposed on Shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Board in the Award Agreement. Such vesting requirements may be based on the continued service of the Non-employee Director with the Company for a specified time period or periods, provided that any such restriction shall not be scheduled to lapse in its entirety earlier than the first anniversary of the date of grant of the Restricted Stock Award.

      5.3   Restrictions.

            Shares granted under any Restricted Stock Award may not be subject to any encumbrance, lien, pledge, obligation, liability or charge, and may not be transferred or assigned (otherwise than by will or the laws of descent and distribution), until such Shares have vested and all applicable restrictions are removed or have expired, unless otherwise allowed by the Board; provided, however, that Shares granted under any Restricted Stock Award may be transferred without consideration to family members, provided that any such family member shall be subject to all terms, conditions and restrictions of the Plan and the applicable Award Agreement. For purposes hereof, a family member shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Non-employee Director's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Non-employee Director) control the management of assets, and any other entity in which these persons (or the Non-employee Director) own more than fifty percent of the voting interests. The Board may require that the certificates representing the Shares of a Restricted Stock Award remain in the custody of the Company, or bear a legend making appropriate reference to the restrictions imposed, until such Shares have vested and all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the Shares granted under the Restricted Stock Award being forfeited, unless otherwise provided by the Board.

      5.4   Rights as Shareholder.

            Subject to the foregoing provisions of this Section 5 and the applicable Award Agreement, the Non-employee Director will have all rights of a shareholder with respect to the Shares granted to him or her under a Restricted Stock Award, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto (provided that any dividends or distributions in Shares shall be subject to the same restrictions as apply to the Shares with respect to which such dividends or distributions were paid), unless the Board determines otherwise at the time of the Restricted Stock Award.

      5.5   Section 83(b) Election.

            If a Non-employee Director makes an election under section 83(b) of the Code with respect to a Restricted Stock Award, the Non-employee Director shall promptly file a copy of such election with the Company.

      5.6   Change of Control.

            In the event of a Change of Control of the Company, all Shares granted under a Restricted Stock Award that are not yet vested or that are subject to restrictions shall become immediately 100% vested in each Non-employee Director and shall be free of any restrictions, immediately prior to the first date that the definition of Change of Control has been satisfied.

6.    Antidilution Adjustments.

            In the event that the Board shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Non-employee Directors under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Restricted Stock Awards, and (ii) the aggregate number and kind of Shares subject to the Plan, or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Restricted Stock Award.

7.    Conditions of Issuance of Stock Certificates.

      7.1   Applicable Conditions.

            The Company shall not be required to issue any certificate for Shares granted under any Restricted Stock Award prior to fulfillment of all of the following conditions:

            (a) the completion of any registration or other qualification of such Shares under any federal or state law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Board shall, in its sole discretion, deem necessary or advisable;

            (b) the obtaining of any approval or other clearance from any federal or state governmental agency that the Board shall, in its sole discretion, determine to be necessary or advisable;

            (c) the lapse of such reasonable period of time following the date of the Restricted Stock Award as the Board from time to time may establish for reasons of administrative convenience; and

            (d) if required by the Board, in its sole discretion, the receipt by the Company from a Non-employee Director of (i) a representation in writing that the Shares granted under any Restricted Stock Award are being acquired for investment and not with a view to distribution and (ii) such other representations and warranties as are deemed necessary by counsel to the Company.

      7.2   Legends.

            In addition to any legend that may be required pursuant to Section 5 hereof, the Board may require that the certificates representing the Shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions upon resale imposed by applicable federal and state securities laws and regulations.

8.    No Rights to Continued Service.

            Nothing in the Plan, in any Restricted Stock Award or in any Award Agreement shall confer upon any Non-employee Director the right to continue service as a member of the Board or to be entitled to any remuneration or benefits not set forth in the Plan or Award Agreement.

9.    No Rights to Assets of the Company.

            Nothing in the Plan, in any Restricted Stock Award or in any Award Agreement shall confer upon any Non-employee Director any right to any particular assets of the Company. A Non-employee Director's rights under the Plan are limited to those rights of an unsecured creditor except to the extent Shares are actually issued to such Non-employee Director.

10.   Amendment and Termination of the Plan.

            The Board, at any time and from time to time, may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires shareholder approval for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of shareholders. No suspension, termination, modification or amendment of the Plan shall adversely affect any Restricted Stock Award previously made, unless the written consent of the affected Non-employee Director is obtained.

11.   Effective Date and Term of the Plan.

            The Plan shall be effective as of January 31, 2000 and shall terminate on January 31, 2010, unless sooner terminated by action of the Board. No Restricted Stock Awards may be granted after such termination, but termination of the Plan shall not, without the consent of any Non-employee Director who then holds Shares granted under a Restricted Stock Award, alter or impair any rights or obligations in respect of such Shares.

12.   Governing Law.

            The Plan, any Award Agreement and the rights of all persons claiming hereunder or thereunder shall be governed by the laws of the State of New York without giving effect to the choice of law principles thereof, except to the extent that such laws are preempted by federal law.